ZIM



ZIM CORPORATION ENTERS INTO AN AGREEMENT AND RELEASE WITH THE FORMER SHAREHOLDERS OF EPL COMMUNICATIONS LTD. AND E-PROMOTIONS LIMITED

     Ottawa, Canada - June 6, 2005 - ZIM Corporation (OTCBB: ZIMCF), a leading mobile service provider, aggregator and application developer for the global SMS (Short Message Service) channel, today announced that on May 31, 2005 it entered into a final agreement with the former shareholders of EPL Communications Ltd. and E-Promotions Limited ("EPL Shareholders"). In February 2004, ZIM purchased EPL Communications Ltd. and E-Promotions Limited, each a UK-based SMS firm (the "EPL Purchase"). Due to our recent withdrawal of our Registration Statement on Form SB-2, we were unable to register for resale the shares issued to the EPL Shareholders as contemplated in the EPL Purchase agreement. Under the Agreement and Release, ZIM issued to the EPL Shareholders options to purchase an aggregate of 3,600,000 shares of ZIM common stock at an exercise price of $0.20 per share, the market price on May 12, 2005. Under the Agreement and Release, the EPL Shareholders and ZIM released one another from any and all prior, current or future claims in connection with the EPL Purchase. ZIM has also entered into Consulting Agreements with certain of the EPL Shareholders, pursuant to which they agreed to provide ZIM with technical expertise.

     In January 2004, ZIM completed a private placement for approximately $1.1 million. Investors in this private placement received a common share and a warrant for common shares. Both the common shares and the shares underlying the warrants were to be registered in our registration statement on Form SB-2. In consideration of ZIM's withdrawal of the registration statement, ZIM has agreed to extend the expiration date of the 1,150,006 warrants issued in the private placements to May 11, 2008, and to re-price the warrants from their current exercise price of $0.75 to $0.20, the market price on May 12, 2005.


About ZIM

ZIM is a leading mobile service provider, aggregator and application developer for the global SMS channel. ZIM's products include mobile e-mail and office tools, such as ZIM SMS Chat, and its message delivery services include Bulk SMS, Premium SMS and Location Based Services (LBS). ZIM is also a provider of enterprise-class software and tools for designing, developing and manipulating database systems and applications. Through its two-way SMS expertise and mobile-enabling technologies, ZIM bridges the gap between data and mobility. For more information on ZIM and its customers, partners and products, visit: www.zim.biz.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the release by the EPL Shareholders of ZIM with respect to claims in relation to the EPL Purchase, the release by ZIM of the EPL Shareholders with respect to the EPL Purchase, the consulting services to be provided to ZIM by the EPL Shareholders, and the extension of the expiration date and the re-pricing of the warrants issued to the January 30th, 2004 private placement investors. All forward-looking statements made in this press release relating to expectations about future events or results are made as of, and are based upon information available to ZIM as of, the date hereof. These forward-looking statements are subject to





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risks and uncertainties that may cause actual results to differ materially from those described or implied by any forward-looking statements. Factors that might cause such a difference include, but are not limited to, ZIM's limited operating history, ZIM's history of operating losses and expected future operating losses, ZIM's ability to obtain additional financing when needed, ZIM's ability to continue as a going concern, ZIM's reliance on wireless carriers to market and use its applications and services, possible fee increases by third party service providers, the potential loss of services of Dr. Michael Cowpland and other key personnel, rapid developments in technology, including developments by competitors, possible internal controls deficiencies and possible accounting adjustments resulting from our quarter-end accounting and review procedures, ZIM's ability to maintain current reporting under the Securities Exchange Act of 1934, and ZIM's ability to protect its intellectual property rights. Please refer to ZIM's filings with the SEC for additional information regarding risks and uncertainties. Copies of these filings are available through the SEC's website at www.sec.gov. ZIM assumes no obligation to revise or update publicly the forward-looking statements included in this news release, other than as required by law.

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For more information:

Jennifer North
Chief Financial Officer
ZIM Corporation

Phone: 1 613.727.1397 ext. 121
E-mail: jnorth@zim.biz